Exhibit 10.4
STATE OF MISSISSIPPI

COUNTY OF LOWNDES



                             SUPPLEMENTAL AGREEMENT
                             ----------------------


         This Supplemental Agreement is between and among Black Warrior Wireline Corp., a Delaware corporation, (herein the "Company") and Reese James, Allen and Lanelle Neel and Danny Ray Thornton (herein the "Debt Holders").

         The  Company  and the  Debt  Holders  are some of the  parties  to that
certain   Reorganization   Agreement   dated  as  of  November   30,  1995  (the
"Reorganization Agreement").

         Section 9.3 of the Reorganization Agreement contemplates that there shall be an additional agreement among the Company and the other parties hereto. The parties hereby agree as follows:

         1. Debt Holders have agreed to exchange the Company debt held by them for shares pursuant to the terms of the Reorganization Agreement. Debt Holders would not agree to such exchange without the commitments and undertakings by the Company contained in this Supplemental Agreement.

         2. At the closing contemplated by the Reorganization Agreement, Debt Holders shall exchange all Company debt held by them for shares as indicated in the Reorganization Agreement.
         3. Prior to closing, the Company shall take such steps as are needed to secure an opinion from its securities counsel, Haskell, Slaughter, Young & Johnston of Birmingham,


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Alabama,  that the shares to be issued pursuant to the Reorganization  Agreement to the Debt Holders who are parties to this Supplemental Agreement may be publicly traded, not withstanding the fact that same have not been registered. The Debt Holders understand that it may be necessary for them to furnish certain certificates and documentation to the securities counsel in order for such an opinion to be issued. The opinion itself shall be made available to Debt Holders at closing.

         4. Within the twelve (12) month period following closing, the Debt Holders shall sell all shares received by them pursuant to the Reorganization Agreement at the sale price of $2.00 per share. Sale of such shares shall be arranged through Monetary Advancement International, Inc., 67 Wall Street, New York, New York, 10005. During such twelve (12) month interval, Debt Holders shall not sell or attempt to sell such shares other than through the firm Monetary Advancement International, Inc., unless the Company shall grant written consent for such other sale.

         5. The Company hereby corporately guarantees that Monetary Advancement International, Inc., or another purchaser, will purchase the shares to be issued to Debt Holders pursuant to the Reorganization Agreement at the sum of $2.00 per share during the twelve (12) month interval beginning on the date of closing. The parties hereto agree that if such shares are not purchased within such interval, the Debt Holders will suffer damages, which damages will be difficult to establish. Therefore, the parties have determined that liquidated damages of $.71942 per share not purchased would be a fair and reasonable measure of damages, with a maximum liquidated damages of $100,000.

         6. At closing the Company shall secure the corporate guarantee set forth in the preceding paragraph with a pledge of its accounts receivables. While such account pledge shall

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cover all  accounts  receivable  of the Company,  the  security  granted to Debt
Holders shall be limited to the first $100,000 collected. From time to time the Debt Holders shall execute such documentation as is reasonably requested by the Company so as to demonstrate to future lenders the limitation of this security agreement and pledge.

         7. At closing the Debt Holders shall release all security currently held by them, including a prior pledge of the Company's accounts receivables.

         8. This Supplemental Agreement incorporates all terms and conditions of the Reorganization Agreement. In the event of a conflict between the terms of the Reorganization Agreement and this Supplemental Agreement, this Supplemental Agreement shall prevail.

         Executed as of the 30th day of November, 1995.

                                                BLACK WARRIOR WIRELINE CORP.


                                       BY:   /s/ William L. Jenkins
                                          -------------------------------------
                                                 William L. Jenkins, President


                                             /s/ Reese James
                                          -------------------------------------
                                                 REESE JAMES


                                             /s/ Allen Neel
                                          -------------------------------------
                                                 ALLEN NEEL


                                             /s/ Lanelle Neel
                                          -------------------------------------
                                                 LANELLE NEEL


                                             /s/ Danny Ray Thornton
                                          -------------------------------------
                                                 DANNY RAY THORNTON






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